Exhibit 23.1          Consent of Axelrod, Smith & Kirshbaum



                              CONSENT OF COUNSEL


     The consent of Axelrod, Smith & Kirshbaum, is contained in their opinion filed as Exhibit 5.1 to this Registration Statement.



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